                                                                    EXHIBIT 10.2





                             THE COCA-COLA COMPANY
                         KEY EXECUTIVE RETIREMENT PLAN

                             THE COCA-COLA COMPANY
                         KEY EXECUTIVE RETIREMENT PLAN
                               TABLE OF CONTENTS

Article      Section                                                                                   Page
    I                      Establishment of Plan
                 1.1       Establishment                                                                 1
                 1.2       Purpose                                                                       1
                 1.3       Application of Plan                                                           1
   II                      Definitions
                 2.1       Definitions                                                                   2
                 2.2       Gender and Number                                                             4
  III                      Participation
                 3.1       Eligibility for Participation                                                 5
                 3.2       Date of Participation                                                         5
                 3.3       Duration of Participation                                                     5
   IV                      Benefits
                 4.1       Normal Retirement Benefit                                                     6
                 4.2       Early Retirement Benefit                                                      7
                 4.3       Pre-Retirement Surviving Spouse Benefit                                       7
                 4.4       Post-Retirement Surviving Spouse Benefit                                      8
                 4.5       Protection of Accrued Benefit                                                 9
                 4.6       Change in Control                                                             9
    V                      Forfeitability
                 5.1       Forfeitability of Benefits                                                   14
   VI                      Financing
                 6.1       Financing                                                                    15
                 6.2       No Trust Created                                                             15
                 6.3       Unsecured Interest                                                           15

  VII                      Administration
                 7.1       Administration                                                               16
                 7.2       Key Executive Retirement Plan Committee                                      16
                 7.3       Expenses                                                                     17
                 7.4       Indemnification                                                              17
                 7.5       Amendment or Termination of the Plan                                         17
                 7.6       Applicable Law                                                               18
                 7.7       Nonalienation                                                                18
                 7.8       Limitation on Rights                                                         18
                 7.9       Tax Withholding                                                              19

                             THE COCA-COLA COMPANY
                         KEY EXECUTIVE RETIREMENT PLAN

                        Article I. Establishment of Plan

         1.1 Establishment. Effective as of January 1, 1984, THE COCA-COLA COMPANY established as part of The Coca-Cola Company Supplemental Retirement Plan an unfunded supplemental retirement plan for eligible executives and their beneficiaries as described herein, which, effective January 1, 1990, shall be known as "THE COCA-COLA COMPANY KEY EXECUTIVE RETIREMENT PLAN" (hereinafter called the "Plan").

         1.2 Purpose. The purpose of this Plan is to provide key executives of the Employer a retirement benefit which reflects their contributions to the Company and to supplement the benefits payable from the Employer's Qualified Pension Plan.

         1.3 Application of Plan. The terms of this Plan are applicable only to eligible executives who are in the employ of the Employer on or after January 1, 1984. Any executive who retires or terminates his employment relationship prior to such date shall not be covered under this plan.

                            Article II. Definitions

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended, the term is capitalized.
         (a) "Benefit Service" has the same meaning in this Plan as is found in the Qualified Pension Plan.
         (b) "Code" means the Internal Revenue Code of 1986 as amended from time to time.
         (c) "Committee" means the administrative body designated by the Chief Executive Officer of the Company to administer the Plan as described in Article VII.
         (d)     "Company" means The Coca-Cola Company.

         (e) "Compensation Committee" means the Compensation Committee of the Board of Directors of The Coca-Cola Company.
         (f) "Early Retirement Age" means the first to occur of (1) a Participant's age when he has both attained his fifty-fifth birthday (but not his sixty-fifth) and completed at least ten years of Vesting Service or (2) age 60 with the approval of the Employer.
         (g)     "Effective Date" means January 1, 1984.
         (h) "Employer" means the Company and any other subsidiary corporation of the Company approved by the Committee.
         (i) "Final Average Pay" means the monthly average of a Participant's Pay for the period of the five consecutive calendar years during which he received the largest total amount of Pay treating as a whole calendar year the last calendar year in which he earned any Pay.
         (j) "Normal Retirement Age" means a Participant's sixty-fifth birthday.
         (k) "Participant" means any executive of the Employer who has met the eligibility requirements of the Plan, as set forth in
                 Article III hereof.
         (l) "Pay" means the wage or salary paid to the Participant for the Plan Year. Pay will include (a) contributions made after 1983 to a qualified salary reduction plan or cafeteria plan, (b) earnings from any subsidiary with whom the Company has executed a reciprocal agreement to recognize earnings for retirement plan purposes, for a period of work during which the Participant earns Vesting Service under the Qualified Pension Plan, and (c) severance payments made after involuntary termination under a formal severance pay policy in a form other than a lump-sum payment incentive plan, and (d) performance incentive plan awards, long-term incentive plan and deferred compensation. Pay will exclude interest accrued on long-term incentives.
         (m) "Plan" means the supplemental retirement plan described in this instrument as the same may from time to time be amended.
         (n)     "Plan Year" means the calendar year.
         (o) "Qualified Pension Plan" means the Employee Retirement Plan of The Coca-Cola Company and any other defined benefit pension plan maintained by the Employer.
         (p) "Vesting Service" has the same meaning in this Plan as is found in the Qualified Pension Plan.
         (q) "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of
                 Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on November 15, 1988, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)
                 (2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company, cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which its stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

         2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular may also include the plural.

                           Article III. Participation

         3.1 Eligibility for Participation. Each Key Senior Vice President in charge of a major functional group as defined by the Chief Executive Officer of the Company and higher-level executives of the Company and each other executive of the Employer approved by the Chief Executive Officer from time to time shall be eligible to participate in this Plan. Notwithstanding any other provisions to the contrary, all decisions relating to participation are subject to the review and approval of the Compensation Committee.

         3.2 Date of Participation. Each executive who is eligible to become a Participant under Section 3.1 shall become a Participant on the later to occur of (a) January 1, 1984, or (b) the date he meets the eligibility requirements.

         3.3 Duration of Participation. An executive who becomes a Participant shall continue to be a Participant until his termination of Employment with the Employer or the date he is no longer entitled to benefits under this Plan.

                              Article IV. Benefits

4.1      Normal Retirement Benefit.

         (a) Eligibility. A Participant whose employment with the Employer terminates on or after he has attained his Normal Retirement Age shall be eligible for a normal retirement benefit under this Plan subject to Section 5.1.
         (b) Amount. A Participant who is eligible pursuant to (a) above shall be entitled to a monthly normal retirement benefit in an amount equal to the excess of the greater of (1) or (2) below over (3) below:
                 (1)      the sum of (A) and (B) below:
                          (A)     20 percent of his Final Average Pay; and
                          (B)     One percent of his Final Average Pay
                                  multiplied by his years of Benefit Service not in excess of 35 years;
                 (2) the monthly normal retirement benefit payable as a life annuity he would have been entitled to receive at his Normal Retirement Age (or later retirement) under the Qualified Pension Plan, but for the provisions of Section 415 and Section (401)(a)(17) of the Code;

                 (3) the monthly normal retirement benefit he would be entitled to receive at his Normal Retirement Age

                          (or later retirement) under the Qualified Pension Plan, under the payment form actually elected.
         (c) Commencement and Duration. Monthly normal retirement benefit payments in the form of a life annuity shall commence at the same time as the normal retirement benefit payable from the Qualified Pension Plan. When payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month during his lifetime.
         (d) Benefit Adjustment after Payments Begin. Any benefit payable pursuant to Section 4.1(b) of this Article shall be adjusted in accordance with new limitations, if any, established by the Internal Revenue Service on payments that may be made from the Qualified Pension Plan. In addition, benefits from this Plan shall be adjusted if benefits payable from the Qualified Pension Plan are increased because retirees are granted an improvement in retirement income.

4.2      Early Retirement Benefit
         (a) Eligibility. A Participant whose employment with the Employer terminates on or after the date he has attained his Early Retirement Age shall be eligible for an early retirement benefit under this Plan subject to Section 5.1.
         (b) Amount. A Participant who is eligible pursuant to (a) above shall be entitled to a monthly early retirement benefit in an amount equal to the greater of the amount computed under
                 Section 4.1(b)(1) hereof or the amount computed under Section 4.1(b)(2) hereof. Such amount shall be reduced, using the same reduction factors as are in use under the Qualified Pension Plan, for each month by which the Participant's first payment under this Plan precedes age 62. The resulting amount shall be reduced by any monthly benefit amount actually received from the Qualified Pension Plan.
         (c) Commencement and Duration. Monthly early retirement benefit payments in the form of a life annuity shall commence at the same time as the early retirement benefit payable from the Employer's Qualified Pension Plan except for Participants not eligible for early retirement under the Qualified Pension Plan, in which case early retirement benefit payments shall commence on the first of the month following retirement. When payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month during his lifetime. When the benefit from the Qualified Pension Plan commences, the benefit from this Plan shall be reduced by the amount of the benefit paid from the Qualified Pension Plan.

4.3      Pre-Retirement Surviving Spouse Benefit.

         (a) Eligibility. The Surviving spouse of a Participant who dies while employed by the Employer shall be eligible for a surviving spouse benefit under this Plan as if the Participant had elected pre-retirement death benefit coverage in the form of a 100 percent joint and survivor annuity under the Qualified Pension Plan.
         (b) Amount. A surviving spouse who is eligible pursuant to (a) above shall be entitled to a monthly surviving spouse benefit computed in the same manner as a normal retirement benefit for the Participant under Section 4.1(b) hereof, provided that the amount determined under Subsection 4.1(b) (3) shall be the benefit actually received by the surviving spouse from the Qualified Pension Plan, if any, and provided further, that if payment of the benefit commences before a Participant attains his Normal Retirement Age, the amount of the benefit shall be actuarially reduced for each full calendar month to occur between the later of (1) the date the Participant would have attained age 55 or (2) the date of his death and the month in which the Participant would have attained age 62 by the amount of any actuarial reduction applied in the Qualified Pension Plan relating to early commencement of retirement benefits.
         (c) Commencement and Duration. Monthly surviving spouse benefit payments shall commence on the first of the month following the Participant's death. When payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month until the first to occur of the surviving spouse's death or remarriage, and shall be subject to adjustment in accordance with the provision of Section 4.1(d) of this article. In the event of remarriage of the surviving spouse, benefits from this Plan will cease, and benefits will be payable from the Supplemental Retirement Plan beginning at the Participant's earliest retirement age as defined in the Employee Retirement Plan of The Coca-Cola Company.

4.4      Post-Retirement Surviving Spouse Benefit.
         (a) Eligibility. The surviving spouse of a retired Participant who is receiving a benefit from the Qualified Pension Plan in the form of a 100 percent joint and surviving spouse payment and who dies while receiving, or while entitled to in the future receive, a benefit under Section 4.1 or 4.2 of this article, shall be eligible for a surviving spouse benefit under this Plan.
         (b) Amount. A surviving spouse who is eligible pursuant to (a) above shall be entitled to a monthly surviving spouse benefit equal to the amount received or the amount that could have been received by the Participant at his death.
         (c) Commencement and Duration. Monthly surviving spouse benefit payments shall commence on the first of the month following the Participant's death. When payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month during her lifetime and shall be subject to adjustment in accordance with the provisions of Section 4.1 (d).

4.5 Protection of Accrued Benefit. In no event will the accrued benefit of any participant at his retirement date on or after January 1, 1989 be less than the benefit accrued at the end of any earlier calendar year at which he was a participant in this Plan.

4.6      Change in Control.
         (a) Coverage. If there is a Change in Control, each Participant described in the first sentence of Section 3.1 shall be covered by the special rules set forth in this Section 4.6 and shall be referred to as a "Covered Participant".
         (b) Full Vesting. If there is a Change in Control, each Covered Participant's interest in his Accrued Benefit shall immediately become fully vested and nonforfeitable as of such date and as of any date thereafter.
         (c) Accrued Benefit. Each Covered Participant's Accrued Benefit under this Section 4.6 as of any date such benefit is calculated shall equal (1) the benefit which would be payable to him under Section 4.1 if he retired on such calculation date or, if he had not reached his Normal Retirement Age by such date, (2) the benefit which would be payable to him under
                 Section 4.2 if he retired early on such calculation date or, if he had not reached his Early Retirement Age by such date,
                 (3)
                 the benefit which would be payable to him under Section 4.2 based on his actual Final Average Pay and his actual Benefit Service on such calculation date as if (i) he had continued to work for the Employer until he reached his Early Retirement Age and (ii) he had retired under Section 4.2 immediately after he reached such age.
         (d)     Special Change in Control Benefit.
                 (1) Termination of Employment. If a Covered Participant's employment with the Employer terminates for any reason whatsoever before the end of the two-consecutive-year period which begins on the date there is a Change in Control, he shall be paid the Change in Control benefit calculated in accordance with the rules set forth in Section 4.6(d)(2) immediately after such termination of his employment in cash in a lump sum in lieu of any other benefit under the Plan.
                 (2)      Benefit Computation Rules.
                          (A) Benefit Service and Final Average Pay. A Covered Participant's benefit under this Section 4.6(d) shall be based on his actual Benefit Service on the date his employment terminated for purposes of Section 4.6(d)(1) and on his actual Final Average Pay on such date unless he had not reached his Early Retirement Age on or before such date. If he had not reached his Early Retirement Age on or before his employment terminated for purposes of Section 4.6(d)(1), his Final Average Pay shall be recalculated [as the first calculation step under this Section 4.6(d)] for the purposes of this Section 4.6(d) on the assumption that (i) he had continued to work for the Employer until he reached his Early Retirement Age and (ii) his Pay for each calendar year after the calendar year which immediately preceded the date his employment terminated for purposes of Section 4.6(d)(1) had continued to increase until he reached his Early Retirement Age at the rate of 8% per year (over his Pay for the calendar year which immediately preceded the date his employment so terminated).
                          (B) Benefit Under Section 4.1 or Section 4.2. As the second calculation step under this Section 4.6(d), a Covered Participant's Accrued Benefit shall be recalculated as of the date of his termination of employment for purposes of
                 Section 4.6(d)(1) using (1) his Benefit Service and his Final Average Pay as calculated under Section 4.6(d)(2)(A), (2) an assumption that he was unmarried and would remain unmarried and (3) an assumption that he was ineligible for any benefit under any Qualified Pension Plan.
                          (C)     Actuarial Equivalent.  As the third
                 calculation step under this Section 4.6(d), a Covered Participant's monthly life-only benefit as calculated under
                 Section 4.6(d)(2)(B) plus the related monthly life-only survivor benefit which would be payable under Section 4.4 to the person, if any, who is his spouse on the date his employment terminated for purposes of Section 4.6(d) (1) (if such spouse survived him) shall be converted to an actuarial equivalent lump sum benefit (1) using an 8% per annum simple interest rate assumption, (2) using such other factors and assumptions for making actuarial equivalent lump sum cash-out calculations as in effect on the date his employment terminated for purposes of Section 4.6(d) (1) under the Employee Retirement Plan of The Coca-Cola Company or, if no such other factors and assumptions are in effect on such date, such other factors and assumptions for making such calculations under such plan as in effect on the date of the Change in Control and (3) assuming that (A) he remains married to such spouse until his death, (B) such spouse survives him and actually receives a benefit from a Qualified Pension Plan in the form of a 100 percent joint and surviving spouse payment and (C) such spouse never remarries.
                          (D)     Present Value.
                                  (1)      Post-Early Retirement Age.  If a
                                           Covered Participant's employment
                                           actually terminated for purposes of
                                           Section 4.6(d)(1) on or after his
                                           Early Retirement Date, his benefit
                                           under this Section 4.6(d)(2)(D)
                                           shall be his actuarial equivalent
                                           lump sum benefit as calculated under
                                           Section 4.6(d)(2)(C) without any
                                           further adjustments.
                                  (2)      Pre-Early Retirement Age.  If a
                                           Covered Participant's employment
                                           actually terminated for purposes of
                                           Section 4.6(d)(1) before he reached
                                           his Early Retirement Age, his
                                           benefit under this Section
                                           4.6(d)(2)(D) shall equal the present
                                           value of his actuarial equivalent
                                           lump sum benefit under Section
                                           4.6(d)(2)(C) as calculated (as the
                                           fourth calculation step in this
                                           Section 4.6(d)) using an 8% per
                                           annum interest rate compounded
                                           annually.
                          (E) Qualified Pension Plan Benefit. As the fifth calculation step in this Section 4.6(d), the Covered Participant's aggregate actual vested accrued Qualified Pension Plan benefit, if any, on the date his employment terminated for purposes of Section 4.6(d)(1) shall be calculated as an actuarial equivalent lump sum benefit payable as of such date using (1) an 8% per annum simple interest rate assumption and (2) such other factors and assumptions for making actuarial equivalent lump sum cash-out calculations as in effect on the date his employment terminated for purposes of Section 4.6(d) (1) under the relevant Qualified Pension Plan or, if no such other factors and assumptions are in effect on such date, such other factors and assumptions for making such calculations under such plan as in effect on the date of the Change in Control.
                          (F) Section 4.6(d)(1) Benefit. A Covered Participant's benefit under Section 4.6(d)
                                  (1) shall (as the final calculation step in this Section 4.6(d)) equal the excess, if any, of his benefit as calculated under
                                  Section 4.6(d)(2)(D) over his Qualified
                                  Pension Plan benefit as calculated under
                                  Section 4.6(d)(2)(E).
         (e) Termination of Employment. If a Covered Participant's employment with the Employer terminates when he no longer is eligible for a benefit under Section 4.6(d) but before he otherwise is eligible for a benefit under Section 4.2, no payment shall be made to him under the Plan until the date he would have reached his Early Retirement Age if he had continued to be employed by the Employer. When such a Covered Participant so reaches his Early Retirement Age, he shall be treated under Section 4.2 as if he had immediately retired, and his benefit under Section 4.2 shall be calculated and paid under Section 4.2 at that time based on his Final Average Pay and his Benefit Service at his termination of employment. A Covered Participant shall be treated as employed by the Employer under Section 4.3, Pre-Retirement Surviving Spouse Benefit, at his death if he dies on or after the date his employment terminates and before the date he is treated under this Section 4.6(e) as retiring early under Section 4.2.
         (f) Excise Tax. Any federal golden parachute payment excise tax paid or payable under Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor to such Section, by a Participant for his taxable year for which he reports the payment made under Section 4.6(d) (1) on his federal income tax return shall be deemed attributable to such payment under
                 Section 4.6(d) (1), and the Company promptly on written demand from the Participant (or, if he is dead, from his estate) shall pay to him (or, if he is dead, to his estate) an amount equal to such excise tax.
         (g) Non-Competition. Neither the payment made under Section 4.6(d) (1) nor a Covered Participant who receives such payment shall be subject to Article V of the Plan, and no Covered Participant who receives such a payment shall have any obligations whatsoever (exclusively as a result of the receipt of such payment) to refrain from engaging in any activity which competes directly or indirectly with the Employer.

                           Article V.  Forfeitability

         5.1 Forfeitability of Benefits. Any benefits under this Plan which a Participant is receiving shall cease, and all rights under the Plan shall be extinguished, if a Participant terminates employment with the Employer and without the Employer's consent is subsequently (a) employed by or in any manner provides services for any business organization that is in direct competition with the Employer or (b) personally engages in direct competition with the Employer. If a court of competent jurisdiction finds that the restrictions provided for in (a) and (b) are unenforceable, then such benefits shall be forfeited if a participant competes either as an employee or directly in the widest geographical area and for the longest period of time that are legally enforceable. Further, all rights under the Plan shall be extinguished and forfeited if a Participant terminates employment with the Employer prior to his Early Retirement Age for any reason other than death, unless otherwise expressly provided in writing by the Compensation Committee of the Board of Directors.

                             Article VI.  Financing

         6.1 Financing. The benefits under this Plan shall be paid out of the general assets of the Employer. The benefits shall not be funded in advance of payment in any way.

         6.2 No Trust Created. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and any Participant, his spouse, or any other person.

         6.3 Unsecured Interest. No Participant hereunder shall have any interest whatsoever in any specific asset of the Employer. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

                          Article VII.  Administration

         7.1 Administration. The Company shall be the Plan Administrator and shall have all of the powers and responsibilities of that office as described in ERISA, which powers and duties shall be delegated to the extent provided in this Article VII.

         7.2 Key Executive Retirement Plan Committee. The Company's Chief Executive Officer (CEO) shall appoint a Committee of at least five members, who may or may not be officers or employees of the Company or a Subsidiary. Each Committee member shall serve at the pleasure of the CEO. Any member may resign by submitting a written resignation to the CEO. The CEO shall appoint a successor member to fill each vacancy on the Committee.
(a) Actions. The CEO shall designate a Committee member as the chairman to preside at each meeting. In the event of the chairman's absence at any meeting, the members present shall select one of their members to serve as acting chairman. The Committee shall appoint a secretary, who may or may not be a Committee member, to keep minutes of meetings and to perform other duties assigned by the Committee. The Committee may appoint such other officers as it deems necessary, who may or may not be Committee members. Each action of the Committee shall be taken by a majority vote of all members then in office, provided that the Committee may establish procedures for taking written votes without a meeting. The Committee may, by a properly executed resolution, authorize any member or officer or any other person to sign communication and to execute documents on its behalf, and may delegate other duties and responsibilities as it considers to be in the best interest of the Plan.
(b) Powers. The Committee shall have primary responsibility for the administration of the Plan, and all powers necessary to enable it to properly perform its duties, including but not limited to the following powers and duties:
         (1) The Company may adopt rules and regulations necessary for the performance of its duties under the Plan.
         (2) The Committee shall have the power to construe the Plan and to decide all questions arising under the Plan.
         (3) The Committee shall determine the eligibility of Participants to receive benefits and the amount of benefits to which any Participant may be entitled under the Plan.
         (4) The Committee shall direct the payment of benefits from the Company's general treasury, and shall specify the payee, the amount and the conditions of each payment.
         (5) The Committee shall prepare and distribute to the Participants plan summaries, notices, and other information about the Plan in such manner as it deems proper and in compliance with applicable law.
         (6) The Committee shall provide forms for use by Participants in applying for benefits.
         (7) The Committee shall appoint an enrolled actuary to make periodic actuarial valuations of the Plan's experience and liabilities and to prepare actuarial statements.
         (8) The Committee shall retain legal counsel, accountants and such other agents as it deems necessary to properly administer the Plan.
         (9) The Committee shall cause to be filed all reports under the Code.

         7.3 Expenses. The Company shall pay all expenses incurred by the Committee in administering the Plan, including fees and charges of actuaries, attorneys, accountants, and consultants.

         7.4 Indemnification. The Company shall indemnify and hold harmless the Committee and each member and each person to whom the Plan Administrator or the Committee has delegated responsibility under this Article VII, from all joint or several liability for their acts and omissions and for the acts and omissions of their duly appointed agents in the administration of the Plan, except for their own breach of fiduciary duty and willful misconduct.

         7.5 Amendment or Termination of the Plan. The Committee shall have the right to amend or to terminate the Plan at any time, provided
         (1) no such amendment or termination shall be effective before the date the Committee properly acts to adopt such amendment or to effect such termination if such amendment or termination adversely affects any Participant's right to a benefit which has vested under the Plan before such date, and
         (2) the Committee shall have no right whatsoever on or after the date there is a Change in Control to amend or to terminate the Plan if
                          (A) such amendment or termination is effective as of any date before the end of the two-consecutive- year period which begins on the date that there is a Change in Control and
                          (B) such amendment or termination affects in any manner whatsoever the rights or benefits of, or the provisions of the Plan which directly or indirectly relate to, a Covered Participant (as described in Section 4.6(a)) unless
                          (C) all such Covered Participants affirmatively consent in writing to such amendment or termination.
Notice of any amendment or termination under this Section 7.5 shall be given in writing to each participant and to each surviving spouse of a deceased Participant who has an interest in the Plan.

         7.6 Applicable Law. The Plan shall be construed in accordance with the laws of the State of Georgia, except to the extent such laws are preempted by the Code.

         7.7 Nonalienation. No benefits payable under the Plan shall be subject to the claim or legal process of any creditor of any Participant or Spouse, and no Participant or Spouse shall alienate, transfer, anticipate, or assign any benefits under the Plan.

         7.8 Limitation on Rights. No person shall have any right or interest in any portion of the Plan except as specifically provided in the Plan.

         7.9 Tax Withholding. The Employer may withhold, or require the withholding of, from any payment which it is required to make, any federal, state, or local taxes required by law to be withheld with respect to such payment and such payment and such sum as the Employer may reasonably estimate as necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment. Upon discharge or settlement of such tax liability, the Employer shall distribute the balance of such sum, if any, to the Participant from whose payment it was withheld, or if such Participant is then deceased, to the beneficiary of such Participant. Prior to making any payment hereunder, the Employer may require such documents from any taxing authority, or may require such indemnities or surety bond as the Employer shall reasonably deem necessary for his protection.

         IN WITNESS WHEREOF, THE COCA-COLA COMPANY has caused this instrument to be signed, effective as of January 1, 1990, on this _____ day of _______________, 19____.



                                              THE COCA-COLA COMPANY
                                              KEY EXECUTIVE RETIREMENT
ATTEST:                                       PLAN COMMITTEE


_______________________________               BY______________________________
SECRETARY OF THE COMMITTEE                                 CHAIRMAN

                               AMENDMENT NUMBER 1
                            TO THE COCA-COLA COMPANY
                         KEY EXECUTIVE RETIREMENT PLAN


         Effective as of December 31, 1993, the Key Executive Retirement Plan Committee of The Coca-Cola Company Key Executive Retirement Plan (the "Plan") hereby amends the Plan as follows:

         1. The following new Section 4.2A hereby is added immediately following Section 4.2 of the Plan:

                 "4.2A    Special Benefit for Certain Participants Terminating
         Before Early Retirement Age.

                          (a) Eligibility. An executive of the Employer who is a Participant on December 31, 1993, and whose employment with the Employer terminates before the date he has attained Early Retirement Age shall be eligible for a retirement benefit under this Section 4.2A, subject to Section 5.1.

                          (b) Amount. A Participant who is eligible pursuant to Subsection (a) above shall be entitled to a monthly benefit in an amount equal to the greater of the amount computed under Section 4.1(b)(1) or Section 4.1(b)(2) hereof, determined as of December 31, 1993 based on his Final Average Pay and years of Benefit Service as of such date.
                 Such amount shall be reduced, using the same reduction factors as are in use under the Qualified Pension Plan for a vested terminated participant, for each month by which the Participant's first payment under this Plan precedes the first day of the month on or after the Participant attains age 65. The resulting amount shall be reduced by the monthly benefit amount actually received from the Qualified Pension Plan (or the monthly benefit amount that would have been payable commencing at Early Retirement Age if the Participant had been vested in the Qualified Pension Plan on his employment termination date).

                          (c) Commencement and Duration. Monthly benefit payments under this Section 4.2A in the form of a life annuity shall commence at the same time as the benefit payable from the Employer's Qualified Pension Plan; provided, if no benefit is payable from the Qualified Pension Plan, then payments shall commence on the first day of the month following the date the Participant attains Early Retirement Age. When payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month during his lifetime."

         2. Subsection (a) of Section 4.4 of the Plan is hereby amended by deleting said subsection and substituting the following in lieu thereof:

                                  "(a)     Eligibility.  The surviving spouse
                 of a retired Participant who is receiving a benefit from the Qualified Pension Plan in the form of a 100 percent joint and surviving spouse payment and who dies while receiving, or while entitled to in the future receive, a benefit under
                 Section 4.1, 4.2 or 4.2A of this article, shall be eligible for a surviving spouse benefit under this Plan."

         3. Section 5.1 of the Plan is hereby amended by deleting said section and substituting the following in lieu thereof:

                 "5.1     Forfeitability of Benefits.

                          (a) Non-Competition. Any benefits under this Plan which a Participant is receiving shall cease, and all rights under the Plan shall be extinguished, if a Participant terminates employment with the Employer and without the Employer's consent is subsequently (i) employed by or in any manner provides services for any business organization that is in direct competition with the Employer; or (ii) personally engages in direct competition with the Employer. If a court of competent jurisdiction finds that the restrictions provided for in (i) and (ii) are unenforceable, then such benefits shall be forfeited if a Participant competes either as an employee or directly in the widest geographical area and for the longest period of time that are legally enforceable.

                          (b)     Early Retirement Age.

                                  Except as provided in Section 4.2A, all
                 rights to a benefit under the Plan shall be extinguished and forfeited if a Participant terminates employment with the Employer prior to his Early Retirement Age for any reason other than death, unless otherwise expressly provided in writing by the Compensation Committee of the Board of Directors.





                                       2